GAIN Capital Reports Third Quarter 2015 Results

Third Quarter Highlights1
-Net revenue of $127.9 million (up from $111.6 million)
-Net income of $7.8 million (up from a loss of $8.8 million)
-Adjusted EBITDA2 of $29.8 million (up from $9.2 million)
-Earnings per share of $0.19 (up from a loss of $0.23 per share)
-Adjusted earnings per share2 of $0.31 (up from $0.01 per share)

BEDMINSTER, N.J., November 3, 2015 /PRNewswire/ -- GAIN Capital Holdings, Inc. ("GAIN") (NYSE: GCAP), a leading global provider of online trading services, announced today that its net revenue for the third quarter of 2015 was $127.9 million, up from $111.6 million in the second quarter of 2015. Adjusted earnings per share2 for the quarter was $0.31, up from $0.01 per share in the second quarter of 2015. GAIN’s financial highlights for the three and nine months ended September 30, 2015 are included in the chart below.

	Three Months Ended September 30		Nine Months Ended September 30,		% Change
	2015	2014	2015	2014	Q3	9 Months

Net revenue	$127.9	$103.7	$332.4	$254.8	23%	30%
Operating Expenses	98.1	75.4	273.6	215.9	30%	27%
Adjusted EBITDA(2)	$29.8	$28.3	$58.8	$38.9	5%	51%
Adjusted EBITDA Margin %(2)	23%	27%	18%	15%	(4 pts)	3 pts

Net Income	$7.8	$15.3	$7.4	$14.0	(49)%	(47)%

GAAP EPS	$0.19	$0.33	$0.13	$0.30	(42)%	(57)%
Adjusted EPS(2)	$0.31	$0.37	$0.55	$0.40	(16)%	38%
Cash EPS(2)	$0.43	$0.43	$0.77	$0.58	—%	33%

“This quarter reflects GAIN’s continued success in executing its strategy, particularly relating to the scaling and diversification of our retail business,” commented Glenn Stevens, CEO of GAIN Capital. “Reflecting the increased diversification of our retail revenue, four product groups contributed significantly to our total retail revenue for the quarter, with each achieving in excess of $10 million in revenue,” continued Mr. Stevens. “Non-FX products represented 50% of retail revenue year-to-date, which further illustrates GAIN’s progress on its diversification strategy. Third quarter average daily OTC volume of $15.6

1 Comparisons in highlights to Q2 2015.
2 See below for reconciliation of non-GAAP financial measures.

billion represents an increase of 30% over the same period last year and reflects the impact of GAIN’s acquisition of City Index, as well as its ability to grow active accounts,” continued Mr. Stevens.

“The integration of City Index is on track to achieve $40-$45 million in run-rate cost synergies by Q4 2016, with several significant milestones achieved during the quarter. We believe achievement of the targeted synergies and continued cost rationalization provide GAIN with a significant opportunity to continue to expand our margins,” continued Mr. Stevens.

Retail Business
In the third quarter of 2015, GAIN’s retail business generated net revenue of $118.8 million, up from $90.4 million in the third quarter of 2014 (down 5% on a pro forma2 basis). The retail OTC business contributed $100.9 million of net revenue, up 55% from $64.9 million in the third quarter 2014 (up 3% on a pro forma2 basis). For the quarter, GAIN’s futures business generated $12.5 million of net revenue. Other retail revenue was $5.4 million in the quarter.

Average daily retail OTC trading volume was $15.6 billion, up 70% from $9.2 billion in the third quarter of 2014 (up 25% on a pro forma basis). Average daily futures contracts were 34,429, up 29% from 26,736 in the third quarter of 2014.

Institutional Business
In the third quarter of 2015, net revenue from the GTX business was $8.3 million, compared to $8.5 million in the prior year quarter.  Average daily volume for GTX was $16.7 billion in the quarter, an increase of 1% from the prior year quarter.

Dividend
GAIN’s Board of Directors declared a quarterly cash dividend of $0.05 per share of the Company’s common stock. The dividend is payable on December 22, 2015 to shareholders of record as of the close of business December 11, 2015.

Conference Call
GAIN will host a conference call November 3, 2015 at 8.00 a.m. ET. Participants may access the live call by dialing +1.888.349.0112 (US Domestic), or +1.412.317.6001 (International). Please let the operator know you would like to join the GAIN Capital call.

A live audio webcast of the call, as well as a PDF copy of the earnings presentation, will be available on the Investor Relations section of the GAIN Capital website (http://ir.gaincapital.com).

An audio replay will be made available for one month starting approximately one hour after the call by dialing +1.877.344.7529 from the U.S. or +1.412.317.0088 from abroad, and entering the passcode 10074437#.

For more corporate information or to sign up for alerts, please visit: http://ir.gaincapital.com.

2 See below for reconciliation of non-GAAP financial measures.

About GAIN
GAIN Capital Holdings, Inc. provides innovative trading technology and execution services to retail and institutional investors worldwide, with multiple access points to OTC markets and global exchanges across a wide range of asset classes, including foreign exchange, commodities, and global equities.  GAIN Capital is headquartered in Bedminster, New Jersey, with a global presence across North America, Europe and the Asia Pacific regions.  For further company information, visit www.gaincapital.com

Investor Relations Contact
+1 908.731.0737
ir@gaincapital.com

Media Contact
Chris Mittendorf, Edelman for GAIN Capital
+1 212.704.8134
pr@gaincapital.com

Condensed Consolidated Statements of Operations
In millions except share data
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
REVENUE:
Retail revenue	$118.8	$90.4	$300.4	$223.1
Institutional revenue	8.3	8.5	26.7	25.7
Other revenue(1)	0.8	4.5	5.2	5.2
Total non-interest revenue	127.9	103.4	332.3	254.0
Interest revenue	0.2	0.4	0.9	1.1
Interest expense	0.2	0.1	0.8	0.3
Total net interest revenue	—	0.3	0.1	0.8
Net revenue	127.9	103.7	332.4	254.8
OPERATING EXPENSES:
Employee compensation and benefits	29.1	25.5	81.7	71.4
Selling and marketing	7.4	4.8	20.4	16.1
Referral fees	28.6	24.7	84.7	65.9
Trading expenses	8.8	6.0	24.1	20.1
General and administrative	16.8	9.1	40.2	28.1
Depreciation and amortization	2.9	1.7	7.6	5.8
Purchased intangible amortization	4.3	2.3	10.7	4.8
Communications and technology	5.6	3.8	14.2	11.6
Bad debt provision	1.8	1.5	6.3	2.7
Acquisition expenses	0.1	0.9	2.7	1.5
Restructuring expenses	—	0.4	1.9	1.0
Integration expenses	10.7	—	23.1	1.7
Total operating expenses	116.1	80.7	317.6	230.7
Operating profit	11.8	23.0	14.8	24.1
Interest on long term borrowings	2.6	1.5	6.6	4.4
Income before income tax expense/(benefit)	9.2	21.5	8.2	19.7
Income tax expense/(benefit)	0.8	5.4	(0.5)	4.7
Net Income	$8.4	$16.1	$8.7	$15.0
Net income attributable to non-controlling interests	$0.6	$0.8	$1.3	$1.0
NET INCOME APPLICABLE TO GAIN CAPITAL HOLDINGS, INC.	$7.8	$15.3	$7.4	$14.0
Earnings per common share(2):
Basic	$0.19	$0.35	$0.13	$0.32
Diluted	$0.19	$0.33	$0.13	$0.30
Weighted averages common shares outstanding used in computing earnings per share:
Basic	49,147,102	41,038,782	47,163,132	40,243,330
Diluted	49,891,101	43,523,862	48,028,752	43,054,959
(1) Includes $4.5 million adjustment to fair value of contingent consideration for the nine months ended September 30, 2015.
(2) Adjusted for the impact of the GAA/TT put option.

Condensed Consolidated Balance Sheet
In millions
(unaudited)

	September 30,	December 31,
	2015	2014
ASSETS:
Cash and cash equivalents	$186.7	$139.4
Cash and securities held for customers	986.4	759.6
Receivables from brokers	119.2	134.9
Prepaid assets	9.6	2.5
Property and equipment - net of accumulated depreciation	29.2	18.8
Intangible assets, net	101.5	60.8
Goodwill	44.8	34.6
Other assets	50.4	35.3
Total assets	$1,527.8	$1,185.9
LIABILITIES AND SHAREHOLDERS' EQUITY:
Payables to customers	986.4	759.6
Accrued compensation & benefits	9.1	16.9
Accrued expenses and other liabilities	51.1	64.4
Income tax payable	17.2	1.5
Senior convertible notes	120.9	68.4
Total liabilities	$1,184.7	$910.8
Non-controlling interest	11.7	10.2
Shareholders' Equity	$331.4	$264.9
Total liabilities and shareholders' equity	$1,527.8	$1,185.9

(*) Reconciliation of GAAP Net Income to Adjusted Net Income and Adjusted EPS
Adjusted net income is a non-GAAP financial measure and represents our net income excluding restructuring, acquisition and integration related expenses, adjustment to fair value of contingent consideration and bad debt expense related to the SNB event in January of 2015. This non-GAAP financial measure has certain limitations, including that it does not have a standardized meaning and, therefore, our definition may be different from similar non-GAAP financial measures used by other companies and/or analysts. Thus, it may be more difficult to compare our financial performance to that of other companies. We believe our reporting of adjusted net income assists investors in evaluating our operating performance. However, because adjusted net income is not a measure of financial performance calculated in accordance with GAAP, such measure should be considered in addition to, but not as a substitute for, other measures of our financial performance reported in accordance with GAAP, such as net income.

Net Income to Adjusted Net Income and Adjusted EPS
In millions, except per share data
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Net income applicable to Gain Capital Holdings Inc.	$7.8	$15.3	$7.4	$14.0
Add Back, net of tax:
Acquisition expense	0.1	0.7	2.0	1.1
Restructuring	—	0.3	1.4	0.8
Integration	7.7	—	17.1	1.3
Adjustment to fair value of contingent consideration	—	—	(3.3)	—
Bad debt related to SNB event in January of 2015	—	—	1.9	—
Adjusted net income	$15.6	$16.3	$26.5	$17.2

Basic	$0.32	$0.40	$0.56	$0.43
Diluted	$0.31	$0.37	$0.55	$0.40
Weighted averages common shares outstanding used in computing earnings per common share
Basic	49,147,102	41,038,782	47,163,132	40,243,330
Diluted	49,891,101	43,523,862	48,028,752	43,054,959

(*) Reconciliation of GAAP Net Income to Cash Net Income and Cash EPS
Cash net income is a non-GAAP financial measure and represents our net income excluding depreciation and amortization, integration related expenses, purchased intangible amortization, adjustment to fair value of contingent consideration and non-cash interest expense. This non-GAAP financial measure has certain limitations, including that it does not have a standardized meaning and, therefore, our definition may be different from similar non-GAAP financial measures used by other companies and/or analysts. Thus, it may be more difficult to compare our financial performance to that of other companies. We believe our reporting of cash net income assists investors in evaluating our operating performance. However, because cash net income is not a measure of financial performance calculated in accordance with GAAP, such measure should be considered in addition to, but not as a substitute for, other measures of our financial performance reported in accordance with GAAP, such as net income.

Net Income to Cash Net Income and Cash EPS
In millions, except per share data
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Net income applicable to Gain Capital Holdings Inc.	$7.8	$15.3	$7.4	$14.0
Add Back, net of tax:
Depreciation and amortization	2.1	1.3	5.7	4.4
Integration	7.7	—	17.1	1.3
Purchased intangible amortization	3.1	1.7	7.9	3.7
Adjustment to fair value of contingent consideration	—	—	(3.3)	—
Non-cash interest expense	0.8	0.5	2.1	1.4
Cash net income	$21.5	$18.8	$36.9	$24.8

Basic	$0.44	$0.46	$0.78	$0.62
Diluted	$0.43	$0.43	$0.77	$0.58
Weighted averages common shares outstanding used in computing earnings per common share

Basic	49,147,102	41,038,782	47,163,132	40,243,330
Diluted	49,891,101	43,523,862	48,028,752	43,054,959

Reconciliation of GAAP Net Income to Adjusted EBITDA
Adjusted EBITDA is a non-GAAP financial measure that represents our earnings before interest, taxes, depreciation and amortization, purchased intangible amortization, restructuring, acquisition and integration-related expenses, non-controlling interest, adjustment to fair value of contingent consideration and bad debt expense related to the SNB event in January of 2015. This non-GAAP financial measure has certain limitations, including that it does not have a standardized meaning and, therefore, our definition may be different from similar non-GAAP financial measures used by other companies and/or analysts. Thus, it may be more difficult to compare our financial performance to that of other companies. We believe our reporting of adjusted EBITDA assists investors in evaluating our operating performance. However, because adjusted EBITDA is not a measure of financial performance calculated in accordance with GAAP, such measure should be considered in addition to, but not as a substitute for, other measures of our financial performance reported in accordance with GAAP, such as net income.

Reconciliation of GAAP Net Income to Adjusted EBITDA
In millions
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Net revenue	$127.9	$103.7	$332.4	$254.8
Net income applicable to Gain Capital Holdings Inc.	7.8	15.3	7.4	14.0
Net income margin %	6%	15%	2%	6%

Net income	7.8	15.3	7.4	14.0
Depreciation and amortization	2.9	1.7	7.6	5.8
Purchased intangible amortization	4.3	2.3	10.7	4.8
Interest expense	2.6	1.5	6.6	4.4
Income tax expense	0.8	5.4	(0.5)	4.7
Acquisition expense	0.1	0.9	2.7	1.5
Restructuring	—	0.4	1.9	1.0
Integration	10.7	—	23.1	1.7
Acquisition contingent consideration adjustment	—	—	(4.5)	—
Bad debt related to SNB event in January of 2015	—	—	2.5	—
Net income attributable to non-controlling interest	0.6	0.8	1.3	1.0
Adjusted EBITDA	$29.8	$28.3	$58.8	$38.9
Adjusted EBITDA Margin	23%	27%	18%	15%

(*) Reconciliation of GAAP Revenue and Net Income to Pro Forma Revenue and Adjusted EBITDA
Pro forma revenue and pro forma adjusted EBITDA are non-GAAP financial measures that represent the simple addition of our revenue and adjusted EBITDA as if our acquisitions of City Index, Galvan, GAA and TT had occurred on 1 January 2014. We believe this enables year over year comparisons to our current financial results. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of our underlying results and trends. However, because pro forma revenue and pro forma adjusted EBITDA are not measures of financial performance calculated in accordance with GAAP, such measures should be considered in addition to, but not as a substitute for, other measures of our financial performance reported in accordance with GAAP, such as revenue and net income.

Reconciliation of GAAP Revenue and Net Income to Pro Forma Revenue and Adjusted EBITDA
In millions
(unaudited)

	Q1 2015
	GAIN	CITY	OTHER	TOTAL
Retail	$84.3	$36.0	n/a	$120.3
Institutional	9.9	—	—	9.9
Operating revenue	94.3	36.0	n/a	130.3

Other	(1.4)	1.1	n/a	(0.3)
Net Interest	—	—	n/a	—
Net revenue	92.9	37.1	n/a	130.0

Net Income	8.3	(4.0)	n/a	4.3
Depreciation & amortization	2.0	2.4	—	4.4
Purchased intangible amortization	2.2	3.1	—	5.3
Interest Expense	1.5	—	—	1.5
Income tax expense	2.8	—	—	2.8
Acquisition costs	—	—	—	—
Restructuring	—	0.3	—	0.3
Integration Costs	0.1	—	—	0.1
Bad debt related to SNB event in January 15	2.5	—	—	2.5
Other one-time expenses	—	0.6	—	0.6
Net income attributable to NCI	0.3	—	—	0.3
Adjusted EBITDA	$19.7	$2.4	n/a	$22.1

	Q3 2014				Q4 2014
	GAIN	CITY	OTHER	TOTAL	GAIN	CITY	OTHER	TOTAL
Retail	$90.4	$33.5	n/a	$123.9	$105.7	$43.6	n/a	$149.3
Institutional	8.5	—	—	8.5	9.3	—	—	9.3
Operating revenue	98.9	33.5	n/a	132.4	115.0	43.6	n/a	158.6

Other	4.5	1.5	n/a	6.0	(0.3)	—	n/a	(0.3)
Net Interest	0.3	—	n/a	0.3	—	—	n/a	—
Net revenue	103.6	35.1	n/a	138.7	114.8	43.6	n/a	158.3

Net Income	15.3	1.8	n/a	17.2	17.6	3.1	n/a	20.7
Depreciation & amortization	1.7	2.1	—	3.9	1.3	2.4	—	3.7
Purchased intangible amortization	2.3	2.9	—	5.3	3.1	3.0	—	6.1
Interest Expense	1.5	—	—	1.5	1.8	—	—	1.8
Income tax expense	5.3	—	—	5.3	8.4	—	—	8.4
Acquisition costs	0.9	—	—	0.9	2.0	—	—	2.0
Restructuring	0.4	—	—	0.4	0.2	—	—	0.2
Integration Costs	—	—	—	—	0.7	1.2	—	2.0
Impairment on investment	—	—	—	—	0.1	—	—	0.1
Other one-time expenses	—	(0.4)	—	(0.4)	—	—	—	—
Net income attributable to NCI	0.8	—	—	0.8	0.4	—	—	0.4
Adjusted EBITDA	$28.3	$6.5	n/a	$34.8	$35.7	$9.7	n/a	$45.4

	Q1 2014				Q2 2014
	GAIN	CITY	OTHER	TOTAL	GAIN	CITY	OTHER	TOTAL
Retail	$72.5	$27.9	$5.4	$105.9	$60.3	$22.7	$2.3	$85.3
Institutional	8.5	—	—	8.5	8.5	—	—	8.5
Operating revenue	81.0	27.9	5.4	114.3	68.8	22.7	2.3	93.8

Other	0.1	(0.1)	—	—	0.6	(0.2)	—	0.4
Net Interest	0.2	—	(0.2)	—	0.3	—	—	0.3
Net revenue	81.3	27.8	5.2	114.4	69.7	22.6	2.3	94.6

Net Income	3.8	(8.3)	1.3	(3.2)	(5.2)	(9.4)	0.7	(14.0)
Depreciation & amortization	2.2	1.8	0.3	4.3	1.8	1.9	—	3.7
Purchased intangible amortization	1.0	5.1	—	6.1	1.6	2.9	—	4.5
Interest Expense	1.5	—	—	1.5	1.5	—	—	1.5
Income tax expense	1.3	—	—	1.3	(2.0)	—	—	(2.0)
Acquisition costs	0.4	—	—	0.4	0.2	—	—	0.2
Restructuring	0.4	—	—	0.4	0.2	—	—	0.2
Integration Costs	1.5	—	—	1.5	0.3	—	—	0.3
Other one-time expenses	—	2.5	—	2.5	—	0.2	—	0.2
Net income attributable to NCI	—	—	—	—	0.1	—	—	0.1
Adjusted EBITDA	$12.1	$1.1	$1.6	$14.9	$(1.5)	$(4.5)	$0.7	$(5.3)

Forward-Looking Statements:
The forward-looking statements contained herein include, without limitation, statements relating to GAIN Capital’s and/or City Index (Holdings) Limited (“City Index”) expectations regarding the opportunities and strengths of the combined company created by the business combination, anticipated cost and revenue synergies, the strategic rationale for the business combination, including expectations regarding product offerings, growth opportunities, value creation, and financial strength. All forward looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that GAIN Capital or City Index will realize these expectations or that these beliefs will prove correct. In addition, a variety of important factors could cause results to differ materially from such statements. These factors are noted throughout GAIN Capital’s annual report on Form 10-K, as filed with the Securities and Exchange Commission on March 16, 2015, and include, but are not limited to, the actions of both current and potential new competitors, fluctuations in market trading volumes, financial market volatility, evolving industry regulations, errors or malfunctions in GAIN Capital’s systems or technology, rapid changes in technology, effects of inflation, customer trading patterns, the success of our products and service offerings, our ability to continue to innovate and meet the demands of our customers for new or enhanced products, our ability to successfully integrate assets and companies we have acquired, our ability to effectively compete, changes in tax policy or accounting rules, fluctuations in foreign exchange rates and commodity prices, adverse changes or volatility in interest rates, as well as general economic, business, credit and financial market conditions, internationally or nationally, and our ability to continue paying a quarterly dividend in light of future financial performance and financing needs. The forward-looking statements included herein represent GAIN Capital’s views as of the date of this release. GAIN Capital undertakes no obligation to revise or update publicly any forward-looking statement for any reason unless required by law.